As filed with the Securities and Exchange Commission on July 21, 2006.

Registration No. 333-________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

______________________

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CHESAPEAKE ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Oklahoma (State or Other Jurisdiction of Incorporation or Organization)	73-1395733 (I.R.S. Employer Identification No.)
6100 North Western Avenue Oklahoma City, Oklahoma (Address of Principal Executive Offices)	73118 (Zip Code)

CHESAPEAKE ENERGY CORPORATION AMENDED AND RESTATED

LONG TERM INCENTIVE PLAN

(Full Title of the Plan)

Aubrey K. McClendon Chairman of the Board and Chief Executive Officer Chesapeake Energy Corporation 6100 North Western Avenue Oklahoma City, Oklahoma 73118 (Name and Address of Agent For Service)	Copies to: Connie S. Stamets, Esq. Winstead Sechrest & Minick P.C. 5400 Renaissance Tower 1201 Elm Street Dallas, Texas 75270
(405) 848-8000 (Telephone Number, Including Area Code, of Agent for Service)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(2)
Common Stock, $.01 par value per share	4,000,000	$29.08 (2)	$116,320,000	$12,446.24
(1)

Pursuant to Rule 416, there are registered hereunder such indeterminate number of additional shares as may become issuable upon exercise of the options as a result of the anti-dilution provisions of the Chesapeake Energy Corporation Long Term Incentive Plan.

(2)

Calculated pursuant to paragraphs (c) and (h) of Rule 457, based on the average of the high and low prices of the Common Stock of Chesapeake Energy Corporation on the New York Stock Exchange on July 17, 2006.

EXPLANATORY NOTE

By this registration statement, Chesapeake Energy Corporation is registering an additional 4,000,000 shares of its common stock, $.01 par value, to be offered under the Chesapeake Energy Corporation Amended and Restated Long Term Incentive Plan. Chesapeake has previously filed a registration statement relating to 3,000,000 shares of its common stock offered pursuant to the plan (SEC File No. 333-126191 filed on June 28, 2005). The contents of the prior registration statement are incorporated by reference into this registration statement pursuant to General Instruction E of Form S-8. A list of exhibits included as part of this registration statement is set forth in the Exhibit Index which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma on July 21, 2006.

CHESAPEAKE ENERGY CORPORATION

By:/s/ Aubrey K. McClendon

Aubrey K. McClendon

Chairman of the Board and Chief Executive Officer

Each person whose signature appears below authorizes Aubrey K. McClendon and Marcus C. Rowland, and each of whom may act without joinder of the other, to execute in the name of each such person who is then an officer or director of the company and to file any amendments to this registration statement necessary or advisable to enable the company to comply with the Securities and Exchange Commission in respect thereof, in connection with the registration of the securities which are the subject of this registration statement, which amendments may make such changes in the registration statement as such attorney may deem appropriate.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on July 21, 2006.

SIGNATURE	TITLE

/s/ Aubrey K. McClendon	Chairman of the Board, Chief Executive
Aubrey K. McClendon	Officer and Director

(Principal Executive Officer)

/s/ Marcus C. Rowland	Executive Vice President and Chief
Marcus C. Rowland	Financial Officer

(Principal Financial Officer)

/s/ Michael A. Johnson	Senior Vice President – Accounting,
Michael A. Johnson	Controller and Chief Accounting Officer

(Principal Accounting Officer)

/s/ Richard K. Davidson	Director

Richard K. Davidson

/s/ Frank A. Keating	Director
Frank A. Keating

/s/ Breene M. Kerr	Director

Breene M. Kerr

/s/ Charles T. Maxwell	Director

Charles T. Maxwell

/s/ Don L. Nickles	Director

Don L. Nickles

/s/ Frederick B. Whittemore	Director

Frederick B. Whittemore

EXHIBIT INDEX

Exhibit
Number	Description

4.1.1

Restated Certificate of Incorporation of the Registrant. Incorporated herein by reference to Exhibits 3.1.1 to the Registrant’s quarterly report on Form 10-Q for the quarter ended March 31, 2005. Amendment to Registrant’s Restated Certificate of Incorporation dated June 14, 2006. Incorporated herein by reference to Exhibit 3.1.1 to Registrant’s Form 8-K filed June 15, 2006.

4.1.2

Certificate of Designation for Series A Junior Participating Preferred Stock, as amended. Incorporated herein by reference to Exhibit 3.1.2 to the Registrant’s Form 10-Q for the quarter ended March 31, 2005. Third Amendment to the Certificate of Designation for Series A Junior Participating Preferred Stock. Incorporated herein by reference to Exhibit 3.1.2 to Registrant’s Form 8-K filed June 15, 2006.

4.1.3

Certificate of Designation for 5% Cumulative Convertible Preferred Stock (Series 2003), as amended. Incorporated herein by reference to Exhibit 3.1.4 to Registrant’s Form 10-K for the year ended December 31, 2005. Certificate of Elimination for 5.0% Cumulative Convertible Preferred Stock (Series 2003). Incorporated herein by reference to Exhibit 3.1.2 to Registrant’s Form 8-K filed June 6, 2006.

4.1.4

Certificate of Designation for 4.125% Cumulative Convertible Preferred Stock, as amended. Incorporated herein by reference to Exhibit 3.1.5 to Registrant’s Form 10-K for the year ended December 31, 2005. Certificate of Elimination for 4.125% Cumulative Convertible Preferred Stock. Incorporated herein by reference to Exhibit 3.1.1 to Registrant’s Form 8-K filed June 6, 2006.

4.1.5

Certificate of Designation for 5% Cumulative Convertible Preferred Stock (Series 2005). Incorporated herein by reference to Exhibit 3.1.6 to the Registrant’s Form 10-Q for the quarter ended March 31, 2005.

4.1.6	Certificate of Designation for 4.5% Cumulative Convertible Preferred Stock. Incorporated herein by reference to Exhibit 3.1 to the Registrant’s Form 8-K filed September 15, 2005.

4.1.7

Certificate of Designation for 5% Cumulative Convertible Preferred Stock (Series 2005B). Incorporated herein by reference to Exhibit 3.1 to Registrant’s current report on Form 8-K dated November 7, 2005.

4.1.8	Certificate of Designation for 6.25% Mandatory Convertible Preferred Stock. Incorporated herein by reference to Exhibit 3.1 to Registrant’s current report on Form 8-K filed June 30, 2006.

4.2	Bylaws of the Registrant. Incorporated herein by reference to Exhibit 3.2 to the Registrant’s annual report on Form 10-K for the year ended December 31, 2003.

4.3

Rights Agreement dated July 15, 1998 between Registrant and UMB Bank, N.A., as Rights Agent. Incorporated herein by reference to Exhibit 1 to Registrant’s registration statement on Form 8-A filed July 16, 1998. Amendment No. 1 dated September 11, 1998. Incorporated herein by reference to Exhibit 10.3 to Registrant’s quarterly report on Form 10-Q for the quarter ended September 30, 1998. Amendment No. 2 dated March 3, 2006. Incorporated herein by reference to Exhibit 10.6.1 to Registrant’s annual report on Form 10-K for the year ended December 31, 2005.

5.1	Opinion of Winstead Sechrest & Minick P.C. regarding

the validity of the securities being registered.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Ernst & Young LLP.

23.3	Consent of Netherland, Sewell & Associates, Inc.

23.4	Consent of Schlumberger Data & Consulting Services

23.5	Consent of Lee Keeling and Associates, Inc.

23.6	Consent of Ryder Scott Company, L.P.

23.7	Consent of LaRoche Petroleum Consultants, Ltd.

23.8	Consent of H.J. Gruy and Associates, Inc.

23.9	Consent of Miller and Lents, Ltd.

23.10	Consent of Winstead Sechrest & Minick P.C. (included as part of Exhibit 5.1).

24.1	Power of Attorney (included on signature page)

99.1	Chesapeake Energy Corporation Amended and Restated Long Term Incentive Plan.